Exhibit 99.1

KCAP Financial, Inc. Announces an External Management Agreement with Private Equity Firm BC Partners

▪	KCAP to convert to an externally-managed BDC managed by an affiliate of BC Partners

▪	Stockholders to receive a direct cash payment from an affiliate of BC Partners of $25 million, or approximately $0.67 per share, upon closing of the transaction

▪	BC Partners to contribute up to 100% of incentive fees earned, if necessary, to achieve net investment income of $0.40 per share for a one-year period after closing of the transaction

▪	KCAP to acquire investments sourced by BC Partners to deploy current liquidity and immediately enhance net investment income

▪	BC Partners to use up to $10 million of incentive fees earned during the first two years after closing of the transaction to acquire KCAP common stock at net asset value

▪	KCAP Board unanimously supports this agreement and recommends stockholder approval of external management of KCAP by an affiliate of BC Partners

NEW YORK, NEW YORK – December 17, 2018 – KCAP Financial, Inc. (NASDAQ:KCAP) (“KCAP” or the “Company”) announces that it has entered into a stock purchase and transaction agreement with private equity firm BC Partners Advisors L.P. (“BC Partners”), whereby an affiliate of BC Partners will become the external manager of KCAP. Under the terms of the agreement, if the new advisory agreement is approved by stockholders and the other conditions to closing are satisfied, stockholders will receive a direct cash payment from an affiliate of BC Partners of $25 million, or approximately $0.67 per share. In addition, BC Partners has agreed to contribute up to 100% of incentive fees earned, if necessary, to achieve net investment income of $0.40 per share for a one-year period after closing and to use up to $10 million of the incentive fees it earns to purchase newly-issued KCAP common stock over the next two years at a price equal to net asset value per share at the time of the purchases.

On November 8, 2018, KCAP agreed to sell its Asset Manager Affiliates to LibreMax Capital, an asset management firm specializing in structured credit investments. LibreMax will take a minority stake in the BC Partners affiliate that will act as the external manager of KCAP.

“BC Partners has more than $24 billion in assets under management, and an excellent investment track record spanning more than three decades,” said Chris Lacovara, Chairman of KCAP. “We are looking forward to partnering with the BC Partners’ credit platform to leverage its scale and enhance our current sourcing capabilities. We believe that BC Partners’ management of KCAP will enable us to maximize long-term value for our shareholders,”

“Our goal is to deliver the strongest possible risk-adjusted returns to KCAP shareholders over the long term,” said Ted Goldthorpe, Head of BC Partners Credit, “Through this strategic partnership with LibreMax, we believe we can generate sustainable returns across market cycles and prudently accelerate the growth of KCAP’s diversified portfolio of high-quality senior secured debt and other investments."

BC Partners was advised by Houlihan Lokey and UBS Investment Bank and the law firm of Simpson Thacher & Bartlett while KCAP was advised by Keefe, Bruyette & Woods, Inc. and the law firm of Eversheds Sutherland. The transaction is subject to KCAP stockholder approval and is expected to close in Q1 2019.

Conference Call and Webcast

A conference call has been scheduled for Wednesday, January 2, 2019 at 8:30 am Eastern Time. Representatives from both companies will participate in the call, and an investor presentation will be made available prior to the call. Stockholders, prospective stockholders and analysts are welcome to listen to the call or attend the webcast.

The conference call dial-in number is (866) 757-5630. No password is required. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis on our Company's website www.kcapfinancial.com in the Investor Relations section under Events. The online archive of the webcast will be available on January 2, 2019 after 7:00 p.m. Eastern Time for approximately 90 days.

A replay of this conference call will be available from 12:00 p.m. on January 2, 2019 until 12:00 p.m. on January 9, 2019. The dial in number for the replay is (855) 859-2056 and the conference ID is 9483367.

About KCAP Financial Inc.

KCAP Financial, Inc. is a publicly traded, internally managed business development company. Our middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies.

KCAP Financial, Inc.'s filings with the Securities and Exchange Commission, earnings releases, press releases and other financial, operational and governance information are available on its website at www.kcapfinancial.com.

For further information please contact Ted Gilpin, Chief Financial Officer, at (212) 455-8300 or gilpin@kcapinc.com.

About BC Partners Advisors L.P. and BC Partners Credit

BC Partners is a leading international investment firm with over $24 billion of assets under management in private equity, private credit and real estate strategies. Established in 1986, BC Partners has played an active role in developing the European buyout market for three decades. Today, BC Partners executives operate across markets as an integrated team through the firm's offices in North America and Europe. Since inception, BC Partners has completed 105 private equity investments in companies with a total enterprise value of €130 billion and is currently investing its tenth private equity fund. For more information, please visit  www.bcpartners.com.

BC Partners Credit was launched in February 2017 and has pursued a strategy focused on identifying attractive credit opportunities in any market environment and across sectors, leveraging the deal sourcing and infrastructure made available from BC Partners.

About LibreMax Capital

Founded in 2010, LibreMax Capital, LLC is a New York-based asset management firm specializing in structured credit with $3.1 billion in assets under management.

This press release contains forward-looking statements and information within the meaning of applicable securities legislation. Forward-looking statements can be identified by the expressions "seeks", "expects", "believes", "estimates", "will", "target" and similar expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the proposed externalization may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed externalization, may require conditions, limitations or restrictions in connection with such approvals or that the required approval by the stockholders of KCAP may not be obtained; (2) the risk that the proposed externalization contemplated by the stock purchase and transaction agreement may not be completed in the time frame expected by parties, or at all; (3) unexpected costs, charges or expenses resulting from the proposed externalization; (4) uncertainty of the expected financial performance of KCAP following completion of the proposed externalization; (5) failure to realize the anticipated benefits of the proposed externalization, including as a result of delay in completing the proposed externalization; (6) the ability of KCAP and/or BC Partners to implement its business strategy; (7) the occurrence of any event that could give rise to termination of the agreement; (8) the risk that stockholder litigation in connection with the proposed externalization may affect the timing or occurrence of the contemplated externalization or result in significant costs of defense, indemnification and liability; (9) evolving legal, regulatory and tax regimes; (10) changes in general economic and/or industry specific conditions; and (11) other risk factors as detailed from time to time in KCAP’s reports filed with the Securities and Exchange Commission (“SEC”), including KCAP’s annual report on Form 10-K for the year ended December 31, 2017, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC.

Any forward-looking statements speak only as of the date of this press release. KCAP does not undertake any obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed transactions, KCAP plans to file with the SEC and mail to its stockholders a proxy statement on Schedule 14A (the “Proxy Statement”). The Proxy Statement will contain important information about KCAP, BC Partners, the proposed externalization and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT KCAP, BC PARTNERS, THE PROPOSED EXTERNALIZATION AND RELATED MATTERS. Investors and security holders will be able to obtain the Proxy Statement and other documents filed with the SEC by KCAP, free of charge, from the SEC’s web site at www.sec.gov and from KCAP’s web site at https://kcapfinancial.gcs-web.com. Investors and security holders may also obtain free copies of the Proxy Statement and other documents filed with the SEC from KCAP by calling Investor Relations at (212) 455-8300.

Participants in the Solicitation

KCAP and its directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of KCAP common stock in respect of the proposed externalization. Information regarding KCAP’s directors and executive officers is available in its definitive proxy statement for KCAP’s 2018 annual meeting of stockholders filed with the SEC on March 22, 2018 (the “KCAP 2018 Proxy Statement”), as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of the KCAP 2018 Proxy Statement. Other information regarding the interests of the participants in the proxy solicitation will be included in the Proxy Statement if and when it becomes available. These documents can be obtained, or will be available, free of charge from the sources indicated above.

Contact

Ted Gilpin

Chief Financial Officer

(212) 455-8300

gilpin@kcapinc.com

KCAP-G

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